Exhibit 99.2

Holding Company Reorganization Q&A

April 3, 2023

1.	What are we doing?

Sinclair Broadcast Group, Inc. (“SBG”) intends to complete a holding company reorganization (the “Reorganization”) resulting in a new company, Sinclair, Inc. (“New Sinclair”), replacing SBG as our publicly-traded parent company. SBG will become an indirect wholly-owned subsidiary of New Sinclair. Immediately after the Reorganization, SBG will be the direct parent of Sinclair Television Group, Inc. (“STG”) just as it is today.

Beyond its familiar broadcast business, SBG and its affiliates own, manage and/or operate technical and software services companies, intellectual property for the advancement of broadcast technology, and other media and non-media related businesses and assets including real estate, venture capital, private equity, and direct investments. These other businesses and assets include, among other things, Compulse, a marketing technology and managed services company, and Tennis Channel. As part of the Reorganization, these other businesses and assets (“Other Assets”) will be held by New Sinclair through a new subsidiary to be known as Sinclair Ventures, rather than by SBG or its direct subsidiary, STG.

2.	Why is SBG doing a holding company reorganization?

We believe the new structure will provide greater flexibility for creating value within the company. The new structure simplifies the corporate structure and improves the transparency of financial disclosures on the value drivers of the company. We believe these other assets, some of which are currently buried in the broadcast division, can receive greater visibility outside the “broadcast” umbrella, while SBG will become a broadcast-focused subsidiary for which stockholders can better value its true performance. In short, we believe a holding company structure can unlock unrecognized value and provide structural flexibility for the growth and monetization of our current and potential future media and non-media businesses.

3.	When will the Reorganization happen?

Under applicable law, the Reorganization is subject to the affirmative vote of two-thirds of all the votes entitled to be cast on the matter at a special meeting of SBG’s stockholders expected to be held in the second quarter of 2023. If stockholder approval is obtained, the Reorganization is expected to close soon thereafter, subject to customary closing conditions. Required approvals in connection with the Reorganization have been obtained from the Federal Communication Commission, and we expect to receive any necessary extensions of those approvals as needed.

4.	How will the Reorganization be accomplished?

The Reorganization will be accomplished through a share exchange whereby each outstanding share of SBG’s Class A common stock and Class B common stock would be exchanged automatically on a one-for-one basis for a share of Class A common stock and Class B common stock, respectively, of New Sinclair.

5.	How will the rights of shareholders be affected?

The rights of shareholders will remain the same in all material respects. More specifically:

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New Sinclair will have the same number and type of outstanding shares of common stock as SBG. If you owned 100 shares of Class A common stock of SBG right before the share exchange, then you will own 100 shares of Class A Common Stock of New Sinclair immediately after the share exchange.

•	New Sinclair will have the same Board of Directors and management team as SBG had prior to the share exchange.

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New Sinclair’s articles of incorporation and bylaws will be the same as SBG’s in all material respects. Shareholders of New Sinclair will have the same voting and other rights with respect to New Sinclair that they had with respect to SBG.

6.	Will shares in New Sinclair still be traded on NASDAQ?

We expect New Sinclair’s Class A common stock to trade on the NASDAQ Global Select Market tier under the ticker symbol “SBGI,” the same ticker symbol used by SBG today.

7.	How will this affect dividends?

We do not expect the Reorganization to have any effect on the timing or amount of our dividends.

8.	Will the Reorganization impact a shareholder’s U.S. taxes?

We expect the Reorganization to qualify as a tax-free reorganization under the U.S. Internal Revenue Code so that it will not result in any gain or loss to SBG’s shareholders for federal income tax purposes.

9.	Will the Reorganization affect SBG’s capital structure?

We do not expect the Reorganization to have a material effect on our existing capital structure. The borrowers, issuers and guarantors under our consolidated indebtedness are expected to be unchanged. We expect STG to continue to be the issuer and borrower with respect to indebtedness under SBG as it has been in the past, and SBG’s downstream guaranties will continue as they do today.

10.	Will the assets being moved to New Sinclair diminish STG debt holders’ collateral?

Yes. Many of the Other Assets, such as real estate assets and certain venture, private equity and direct investments, have been held directly by SBG since acquisition. As part of the Reorganization, we expect to distribute the Other Assets held by SBG, including those described above, as well as the Other Assets held by STG, including our Tennis Channel and Compulse businesses, to Sinclair Ventures. As a result, the Other Assets held by STG will no longer serve as collateral under STG’s secured debt and their respective Adjusted EBITDA will not be included STG’s Adjusted EBITDA going forward. Pro forma for the reduction in Adjusted EBITDA upon the distribution of the Other Assets held by STG to Sinclair Ventures, STG’s First Lien Leverage as of December 31, 2022, was 3.4x or 0.3x higher than as reported. For purposes of this paragraph, Adjusted EBITDA and First Lien Leverage are as defined in STG’s credit agreement.

11.	Will New Sinclair or Sinclair Ventures have a downstream guaranty to the STG debt holders?

No. SBG’s downstream guaranties will continue as they do today, but part of the reason for the Reorganization is to have an unburdened publicly-traded parent company and owner of our Other Assets available for debt or equity financing to create more value overall for our organization.

12.	Was the Reorganization driven by, or will it be impacted by, the Diamond Sports Group bankruptcy?

No. Our decision to complete the Reorganization was made prior to, and is not impacted by, Diamond Sports Group’s bankruptcy filing.

13.	If I am a shareholder, do I need to do anything?

In the near future, you will be invited to attend a special meeting of stockholders of SBG to vote on the Reorganization. The Reorganization requires the approval of two-thirds of the votes entitled to be cast. To ensure that your vote is counted at the special meeting, we strongly encourage you to attend, in person or by proxy, and vote your shares. Please review the proxy statement and other materials that will be made available to you in connection with the special meeting. If the Reorganization is approved by SBG’s stockholders and consummated, your shares of SBG will automatically be exchanged for shares of New Sinclair at the effective time of the share exchange, without any action needed on the part of any shareholders. You will not need to turn in any SBG stock certificates or take any other action to effect the share exchange or receive shares of New Sinclair.

14.	Will SBG’s management change?

The directors and executive officers of SBG will serve in the same capacities for New Sinclair, including their capacities as members of committees of the Board of Directors. New Sinclair will still be headed by Christopher S. Ripley as President and Chief Executive Officer and David D. Smith as Executive Chairman with their current management team and employees.

15.	How will the Reorganization affect SBG’s financial condition?

We do not expect the Reorganization to have a material adverse impact on our consolidated financial condition, cash flow or results of operations.

16.	What if I still have questions about the Reorganization?

If you have questions about the Reorganization that have not been answered, please contact investor relations at SBG.

Additional Information and Where to Find It

In connection with the Reorganization, New Sinclair has filed a registration statement on Form S-4 that includes a preliminary proxy statement of SBG and a preliminary prospectus of New Sinclair, and SBG and New Sinclair may file with the SEC other relevant documents in connection with the proposed Reorganization. SBG’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REORGANIZATION. Investors may obtain a free copy of the registration statement on Form S-4 and the definitive proxy statement/prospectus, when filed, as well as other filings containing information about SBG, New Sinclair and the Reorganization, from the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the registration statement on Form S-4 and the definitive proxy statement/prospectus, when filed, as well as other filings containing information about SBG, New Sinclair and the Reorganization can be obtained without charge by sending a request to Sinclair Broadcast Group, Inc. 10706 Beaver Dam Road, Hunt Valley, MD 21030; by calling 410-568-1500; or by accessing them on SBG’s investor relations web page at https://sbgi.net/investor-relations/sec-filings/.

Participants in the Solicitation

SBG and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from SBG’s stockholders in connection with the Reorganization. Additional information regarding the interests of potential participants in the proxy solicitation is included in New Sinclair’s registration statement on Form S-4 that includes a preliminary proxy statement of SBG and a preliminary prospectus of New Sinclair and will be included in the definitive proxy statement/prospectus and other relevant documents that SBG and New Sinclair have filed, and intend to file, with the SEC in connection with the Reorganization. Copies of these documents can be obtained without charge as described in the preceding paragraph.

This Q&A is intended to provide information for the topics we believe are most likely to be of interest to our shareholders and other constituents. This Q&A is not a complete description of the anticipated reorganization. Nothing in this Q&A is intended to be business, legal or tax advice to any shareholder or other person. You should consult your own business, legal or tax advisors if you have any questions about the impact of the reorganization on you.

Forward-Looking Statements

The matters discussed in this news release include forward-looking statements regarding, among other things, future events and actions. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, and in addition to any assumptions set forth in such statements: SBG’s ability to obtain the requisite vote to approve the Reorganization or to recognize the intended benefits of the Reorganization, that changes in legislation or regulations may change the tax consequences of the Reorganization, and the impacts of the Reorganization on New Sinclair’s financial condition, business operations, results of operation and outstanding securities, and any risk factors set forth in SBG’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. SBG undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

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